UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Eastside Distilling, Inc.

(Name of Registrant as Specified in its Charter)

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EASTSIDE DISTILLING, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 18, 2018

TO THE STOCKHOLDERS:

Notice is hereby given that the 2018 annual meeting of stockholders of Eastside Distilling, Inc., a Nevada corporation (the “Company”), will be held at 2 p.m., local time, on June 18, 2018 at the Company’s headquarters at 1001 SE Water Avenue, Suite 390, Portland, OR, 97214, for the following purposes:

1.

To elect six individuals to the Board of Directors, each to serve until the earlier of: (a) the annual meeting of stockholders to be held in 2019; or (b) his or her successor is duly elected and qualified;

2.	To approve, by non-binding “say-on-pay” vote, the compensation of our named executive officers, as disclosed in this proxy statement;
3.	To hold a non-binding “say-on-frequency” vote regarding the frequency of future advisory votes on the compensation of our named executive officers (every year, every two years, or every three years);
4.	To ratify the appointment of M&K CPAS, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and
5.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 30, 2018 as the record date (the “Record Date”) for the determination of stockholders entitled to vote at this meeting. Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.

Your vote is important. We urge you to submit your proxy (1) over the internet, (2) by telephone or (3) by mail, whether or not you plan to attend the meeting in person. For specific instructions, please refer to “Procedural Matters” beginning on the first page of the proxy statement and the instructions on the proxy card relating to the annual meeting. We would appreciate receiving your proxy by Monday, June 11, 2018.

By Order of the Board of Directors

Grover Wickersham

Chief Executive Officer and Chairman of the Board

Portland, Oregon

May 10, 2018

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 18, 2018: The proxy statement is available and the 2017 annual report to stockholders are available at www.proxyvote.com.

Proxy Statement

For the Annual Meeting of Stockholders

To Be Held on June 18, 2018

*To be voted on at the meeting

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EASTSIDE DISTILLING, INC.

PROXY STATEMENT

FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

The enclosed proxy is solicited by the board of directors (the “Board of Directors” or the “Board”) of Eastside Distilling, Inc., a Nevada corporation, for use at the 2018 annual meeting of stockholders (the “Annual Meeting”) to be held on June 18, 2018 at 2 p.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s headquarters at 1001 SE Water Avenue, Suite 390, Portland, OR, 97214. Our telephone number at our principal executive offices is (971) 888-4264. As used in this proxy statement, “we,” “us,” “our” and the “Company” refer to Eastside Distilling, Inc.

These proxy solicitation materials will be mailed on or about May 14, 2018 to all stockholders entitled to vote at the Annual Meeting.

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of the meeting and described in this proxy statement. These matters include the election of directors, an advisory (non-binding) vote on the compensation of our named executive officers disclosed in this proxy statement, an advisory (non-binding) vote on the frequency of advisory approval of the compensation of our named executive officers, and a vote on the ratification of the selection of our independent registered public accounting firm.

Please read this proxy statement carefully. You should consider the information contained in this proxy statement when deciding how to vote your shares at the annual meeting.

Who is entitled to vote?

The Board of Directors has set April 30, 2018 as the record date for the annual meeting. If you were a stockholder of record at the close of business on the record date, April 30, 2018, you are entitled to receive notice of the meeting and to vote your shares at the meeting. Holders of the Company’s common stock are entitled to one vote per share.

What is the difference between a “stockholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with our transfer agent, Pacific Stock Transfer Company, you are a “stockholder of record.” If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the voting instructions provided by it.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.

What is a proxy?

A proxy is your designation of another person to vote on your behalf. The other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We sometimes refer to this as your “proxy vote.” By completing and returning the enclosed proxy card, or voting by internet or telephone, you are giving the persons appointed as proxies by our Board of Directors the authority to vote your shares.

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What is a proxy statement?

A proxy statement is a document that we are required to give you, or provide you access to, in accordance with regulations of the Securities and Exchange Commission (the “SEC”), when we ask you to designate proxies to vote your shares of our common stock at a meeting of our stockholders. The proxy statement includes information regarding the matters to be acted upon at the meeting and certain other information required by regulations of the SEC and rules of The Nasdaq Stock Market (“Nasdaq”).

How many shares must be present to hold the meeting?

At least a majority of the shares of our common stock outstanding on the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

●	you are present and vote in person at the meeting; or

●	you have properly submitted a proxy by mail, telephone or internet.

As of the record date, 5,178,117 shares of our common stock were outstanding and entitled to vote. Proxies that are received and voted as withholding authority, abstentions, and broker non-votes (where a bank, trust, broker or other nominee does not exercise discretionary authority to vote on a matter) will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote my shares?

If you are a stockholder of record as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:

●	over the telephone by calling a toll-free number;

●	electronically, using the internet; or

●	by completing, signing and mailing the printed proxy card.

The telephone and internet voting procedures have been set up for your convenience. We encourage you to reduce corporate expense by submitting your vote by telephone or internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a stockholder of record and you would like to submit your proxy by telephone or internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please return your signed proxy card to us before the annual meeting.

If the shares you own are held in street name, your broker, bank, trust or other nominee, as the record holder of your shares, is required to vote your shares according to your instructions. Your broker, bank, trust or other nominee is required to send you directions on how to vote those shares. If you do not give instructions to your broker, bank, trust or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares that do not receive voting instructions will be treated as “broker non-votes.”

If, as of the record date, you are a stockholder of record and you attend the meeting, you may vote in person at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting. If you are a street name holder, you may vote your shares in person at the meeting only if you obtain a signed letter or other document from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting. If you have questions about attending or would like directions to the annual meeting, please write to the Secretary, Eastside Distilling, Inc., 1001 SE Water Avenue, Suite 390 Portland, OR, 97214 or call (971) 888-4264.

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What does it mean if I receive more than one proxy card or voting instruction form?

If you receive more than one proxy card or voting instruction form, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card, or if you submit your proxy vote by telephone or internet, vote once for each proxy card or voting instruction form you receive.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card or submit your proxy by telephone or internet and do not specify how you want to vote your shares, the proxies will vote your shares:

●	FOR the election of all of the six nominees for director;

●	FOR the advisory approval of the compensation of our named executive officers disclosed in this proxy statement;

●	FOR “One Year” with regard to the advisory vote on the frequency of advisory approval of the compensation of our named executive officers;

●	FOR the ratification of the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for 2018; and

●	In the discretion of the persons named as proxies as to all other matters that may be properly presented at the annual meeting.

Can I change my proxy after submitting my proxy?

Yes, you may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting. If you are a stockholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by telephone, internet or mail, by voting in person at the meeting, or by delivering to our Secretary a written notice of revocation. Attending the meeting will not revoke your proxy unless you specifically request to revoke it.

If you hold your shares in street name, contact your broker, bank, trust or other nominee regarding how to revoke your proxy and change your vote.

What is the vote required to approve each matter?

Election of Directors. The affirmative vote of the holders of a plurality of the votes cast on the election of directors at the meeting is required for nominees to be elected as directors. The six nominees receiving the highest number of votes will be elected to the Board. Votes withheld and broker non-votes are not counted toward a nominee’s total.

Advisory approval of compensation of our named executive officers. Because this is an advisory vote, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. For purposes of counting votes on this matter, abstentions and broker non-votes will not be counted as shares voted on the matter.

Advisory vote on the frequency of advisory approval of the compensation of our named executive officers. Because this is an advisory vote, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. For purposes of counting votes on this matter, abstentions and broker non-votes will not be counted as shares voted on the matter.

Independent Registered Public Accounting Firm. The affirmative vote of a majority of the common stock present in person or by proxy at the meeting and voting on the matter is necessary to approve the ratification of our independent registered public accounting firm. For purposes of counting votes on this matter, abstentions and broker non-votes will not be counted as shares voted on the matter.

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Are there other matters to be voted on at the meeting?

As of the date of this proxy statement, our Board of Directors does not know of any matters which may come before the meeting, other than the matters described in this proxy statement. Should any other matter requiring a vote of the stockholders arise and be properly presented at the annual meeting, the proxy gives the persons named in the proxy and designated to vote the shares discretionary authority to vote or otherwise act with respect to any such matter in accordance with their best judgment.

How does the Board recommend that I vote?

The Board of Directors recommends that you vote:

●	FOR the election of all of the six nominees for director;

●	FOR the advisory approval of the compensation of our named executive officers disclosed in this proxy statement;

●	FOR “One Year” with regard to the advisory vote on the frequency of advisory approval of the compensation of our named executive officers; and

●	FOR the ratification of the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for 2018.

Who pays for this proxy solicitation?

All costs of soliciting proxies will be borne by us. Our directors, officers, and other employees may without compensation other than their regular compensation, solicit proxies by further mailing or personal conversation, or by telephone, facsimile or electronic means. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding soliciting material to the beneficial owners of our common stock.

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting

to be Held on June 18, 2018:

Our proxy statement and 2017 annual report are available at www.proxyvote.com.

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PROPOSAL NO. 1
ELECTION OF DIRECTORS

General

Our Bylaws provide that the Board of Directors shall have not less than three (3) nor more than nine (9) seats. The Board of Directors has previously set the size of the Board of Directors at seven (7) directors. All five (5) of our existing directors have been nominated for reelection and Mr. Szot has been nominated for first-time election to the Board. The Board of Directors has decided to leave one open director position vacant at this time until a qualified candidate has been identified. The directors shall be elected at each annual general meeting of the stockholders and, except as otherwise provided by applicable law, our Articles of Incorporation or Bylaws, each director shall hold office until the next annual meeting of stockholders or until the director’s successor has been elected and qualified. If for any reason directors are not elected at the annual meeting of the stockholders, they may be elected at any special meeting of the stockholders that is duly called and held for that purpose in the manner provided by the Bylaws.

Set forth below is certain information furnished to us by the director nominees. Trent D. Davis, one of our directors and a director nominee, is the brother-in-law of Murray Smith, our former controller. Other than Messrs. Davis and Smith, and noting that Mr. Smith is no longer our controller, there are no other family relationships among any of our directors or officers.

Nominees for Director

Six directors are to be elected at the Annual Meeting for a one-year term ending on the earlier of: (a) the annual meeting of stockholders to be held in 2019; or (b) her or his successor is duly elected and qualified. The Board of Directors has nominated Grover Wickersham, Trent Davis, Michael Fleming, Shelly Saunders, Jack Peterson, and Matthew Szot for election to the Board of Directors.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of Grover Wickersham, Trent Davis, Michael Fleming, Shelly Saunders, Jack Peterson, and Matthew Szot to the Board of Directors. Each of Messrs. Davis, Fleming, Peterson, Wickersham, and Szot, and Ms. Saunders, have indicated that he or she will serve if elected. We do not anticipate that any of these nominees will be unable or unwilling to stand for election, but if that occurs, all proxies received may be voted by the proxy holders for another person nominated by the Board of Directors. As there are six nominees, proxies may be voted for up to six persons.

Vote Required for Election of Directors

If a quorum is present, the nominees for election to the Board of Directors receiving the greatest number of votes cast “for” the election of the directors by the shares present, in person or by proxy, will be elected to the Board of Directors. Votes withheld and broker non-votes are not counted toward a nominee’s total.

Director Nominees

The names and certain information as of the Record Date about the nominees are set forth below.

Grover T. Wickersham, age 69, was appointed to our Board of Directors and as our Chairman in July 2016, and as our chief executive officer in November 2016. Mr. Wickersham currently serves on the boards of directors of S&W Seed Company, a NASDAQ-traded agricultural company; and, SenesTech, Inc., a public company that has developed proprietary technology for managing animal pest populations through fertility control. Mr. Wickersham has been the principal owner of and a director of Glenbrook Capital Management, the general partner of an investment partnership, from 1996 to the present. Mr. Wickersham has served as the Chairman of the board of trustees of Purisima Fund, a mutual fund advised by Fisher Investments of Woodside, California, from 1994 until its termination in August of 2016. Between 1976 and 1981, Mr. Wickersham served as a staff attorney, and then as a branch chief, of the U.S. Securities and Exchange Commission. He holds a B.A. from the University of California at Berkeley, an M.B.A. from Harvard Business School and a J.D. from University of California, Hastings College of Law. We believe that Mr. Wickersham is qualified to serve as a member of our Board of Directors because of his experience and knowledge of corporate finance and legal matters, his experience and knowledge of operational matters gained as a past and present director of other public and private companies, and his knowledge of our company.

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Trent Davis, age 50, was appointed to our Board of Directors in August 2016. Mr. Davis is currently President and COO of Whitestone Investment Network, Inc., which specializes in providing executive advisory services to small entrepreneurial companies, as well as restructuring, recapitalizing, and making strategic investments in small to midsize companies. As the Lead Independent Director, Mr. Davis helped to successfully complete the reverse merger between Dataram Corporation (Nasdaq: DRAM), which develops, manufactures, and markets memory products primarily used in enterprise servers and workstations worldwide, and U.S. Gold Corp (Nasdaq: USAU), which is a gold exploration and development company. Previously, from December 2014 to July 2015, Mr. Davis was Chairman of the Board for Majesco Entertainment Company (Nasdaq: COOL), which is an innovative developer, marketer, publisher, and distributor of interactive entertainment for consumers around the world. In April of 2017, Majesco completed a reverse merger with, and changed its name to PolarityTE, which is the owner of a novel regenerative medicine and tissue engineering platform. In March of 2018, Mr. Davis was appointed to the Board of Directors of Senmiao Technology Limited (Nasdaq: AIHS), an online lending platform in China connecting Chinese investors with individual and small- to-medium-sized enterprise borrowers and creditors, and currently serves as an independent director and a member of the Audit, Compensation, and Nominating and Corporate Governance Committees. From November 2013 until July 2014, Mr. Davis served as the President and a Director of Paulson Capital Corp. (Nasdaq: PLCC) until he successfully completed the reverse merger of Paulson with VBI Vaccines, (Nasdaq: VBIV). He went on to serve as a Member of its Board of Directors and Audit Committee until May 2016. Mr. Davis was also the Chief Executive Officer of Paulson Investment Company, a subsidiary of Paulson Capital Corp, and is credited with overseeing the syndication of approximately $600 million for over 50 client companies in both public and private transactions. In 2003, Mr. Davis served as a Chairman of the Board of the National Investment Banking Association. Mr. Davis holds a B.S. in Business and Economics from Linfield College and an M.B.A. from the University of Portland and held the following FINRA Licenses: Series 7, 24, 63, 66, and 79. Mr. Davis is qualified to serve on the Board because of his deep knowledge of finance and public company issues, capital market, advisory and entrepreneurial experiences, and extensive expertise in operational and executive management.

Michael Fleming, age 68, was appointed to our Board of Directors in August 2016. Mr. Fleming is currently an attorney with the law firm Ryan, Swanson & Cleveland, PLLC specializing in real estate, dispute resolution, securities and environmental matters. Mr. Fleming previously was an attorney with the law firm of Lane Powell PC from 2000 to 2013. Mr. Fleming is the Chairman of the Board of Directors of Jones Soda Co., a publicly traded premium beverage company. Mr. Fleming also served on the Board of Directors of S&W Seed Co., a publicly traded agricultural products company from 2008-2017, where he served as, Lead Independent Director, Chairman of the Audit Committee, and as a member of the Compensation committee. Mr. Fleming has served on the Board of Directors of Big Brothers and Big Sisters of Puget Sound since 2002 and was Chairman of the Board of Directors for 2008/2009. He has also been the President and owner of Kidcentre, Inc., a company in the business of providing child-care services in downtown Seattle, Washington, since 1988. Since 1985, he has also been the President and owner of Fleming Investment Co., an investment company. Mr. Fleming holds a Bachelor of Arts degree from University of Washington and a law degree from the University of California, Hastings College of the Law. We believe Mr. Fleming is qualified to serve on our Board of Directors because of his experience serving on public company boards, as president and owner of two businesses as well as his legal expertise in matters of business and securities law.

Shelly A. Saunders, age 56, was appointed to our Board of Directors in August 2017. Since March 2015, Ms. Saunders is a consultant for Resources Global Professionals, a consulting firm serving global corporations. From June 2013 to January 2015, Ms. Saunders served as Vice President Finance and Country CFO for Campari Canada, a wholly-owned subsidiary of Davide Campari-Milano. From July 2009 to May 2013, Ms. Saunders served as Vice President Finance for Campari America/SKYY Spirits, a wholly-owned subsidiary of Davide Campari-Milano. Prior to joining Campari America, Ms. Saunders was a consultant for Resources Global Professionals, a Director Finance for Mervyns, and a Vice President Finance and Treasurer for Organic, Inc., among other positions. Ms. Saunders received a B.A. in Economics from Stanford University and an MBA from University of California, Berkeley. Because of her prior service as a finance professional for one of the largest global spirits companies and her extensive experience and knowledge of, and contacts within, the spirits industry, we believe Ms. Saunders is a valuable member of our Board of Directors and is well qualified to serve on our board and our audit committee.

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Jack Peterson, age 53, was appointed to our Board of Directors in August 2017. Since May 2007, Mr. Peterson has been the President of Sandstrom Partners, a brand development company that focuses on the creation and revitalization of thought leading brands such as Bulleit Bourbon, St-Germain, Stillhouse Whiskey, Miller Brewing, Pernod Ricard and Aviation Gin. In addition to Eastside, clients of the firm include Bacardi, Pernod Ricard, Brown Foreman and Diageo. From March 1996 to April 2007, Mr. Peterson was President of Borders, Perrin, Norrander, a full-service advertising agency in Portland, OR. Previously, Mr. Peterson served as account director and account executive at several advertising agencies including Hal Riney & Partners in San Francisco. Mr. Peterson holds a B.A. from the University of Minnesota. Because of his professional experience in brand development and establishing brand equity, and his contacts within the spirits industry, we believe Mr. Peterson is a valuable member of our Board of Directors.

Matthew Szot, age 43, is currently the Executive Vice President and Chief Financial Officer of S&W Seed Company (Nasdaq: SANW) where he has served since March 2010. Mr. Szot brings a wealth of knowledge in mergers and acquisitions, debt and equity financings, developing and implementing financial and operational process improvements, technical accounting, SEC reporting and compliance. During this tenure, Mr. Szot has been instrumental in negotiating, structuring and integrating five strategic acquisitions and raising approximately $100 million for the company. Mr. Szot is also currently a Director and serves as Chairman of the Audit Committee of SenesTech (Nasdaq: SNES), a life science company focused on animal health. From February 2007 until October 2011, Mr. Szot served as the Chief Financial Officer for Cardiff Partners, LLC, a strategic consulting company that provided executive financial services to various publicly traded and privately held companies. Prior thereto, from 2003 to December 2006, Mr. Szot served as Chief Financial Officer and Secretary of Rip Curl, Inc., a market leader in wetsuit and action sports apparel products. From 1996 to 2003, Mr. Szot was a Certified Public Accountant with KPMG in the San Diego and Chicago offices and served as an Audit Manager for various publicly traded companies. Mr. Szot graduated with High Honors from the University of Illinois, Champaign-Urbana with a Bachelor of Science degree in Agricultural Economics/Accountancy. Mr. Szot is a Certified Public Accountant in the State of California. We believe Mr. Szot is qualified to serve on our Board of Directors because of his experience serving on public company boards and in executive positions, as well as his extensive experience in and qualifications pertaining to accounting work.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF Messrs. Wickersham, Davis, Fleming, peterson, and szot, AND MS. SAUNDERS TO THE BOARD OF DIRECTORS.

Executive Officers

The names and certain information about our executive officers as of the Record Date are set forth below:

Name	Age	Position
Grover T. Wickersham	69	Chief Executive Officer and Chairman of the Board
Steven Shum	47	Chief Financial Officer
Melissa Heim	33	Executive Vice President Operations and Master Distiller
Allen Barteld	51	President and Chief Executive Officer of Motherlode

Mr. Wickersham’s biographical details are set out above under the heading “Director Nominees.”

Steven Shum, age 47, has served as our chief financial officer since October 2015. Prior to joining us, Mr. Shum served as an officer and director of XZERES Corp from October 2008 until April 2015, a publicly-traded global renewable energy company, in various officer roles, including chief operating officer from September 2014 until April 2015, chief financial officer, principal accounting officer and secretary from April 2010 until September 2014 (under former name, Cascade Wind Corp) and chief executive officer and president from October 2008 to August 2010. Mr. Shum currently serves on the board of directors of Invo Bioscience Inc. (OTC: IVOB), a medical device company. Mr. Shum also serves as the managing principal of Core Fund Management, LP and the Fund Manager of Core Fund, LP. He was a founder of Revere Data LLC (now part of Factset Research Systems, Inc.) and served as its executive vice president for four years, heading up the product development efforts and contributing to operations, business development, and sales. He spent six years as an investment research analyst and portfolio manager of D.N.B. Capital Management, Inc. His previous employers include Red Chip Review and Laughlin Group of Companies. He earned a B.S. in Finance and a B.S. in General Management from Portland State University in 1992.

Melissa Heim, age 33, has served as our master distiller since June 2012. In November 2016, she was appointed our Executive Vice President Operations. We believe Ms. Heim was one of the first female master distillers and blenders west of the Mississippi River. Prior to joining our company, she apprenticed at and then served as head distiller at Rogue Distillery and Public House in Portland’s Pearl District, holding the latter position from 2008 to 2010. Also, Ms. Heim co-founded and served as president of the Clear Boots Society, an organization that supports women’s leadership in the spirits industry. Ms. Heim studied Liberal Arts with emphasis on English at the University of Oregon.

Allen Barteld, age 51, has served as President and Chief Executive Officer of MotherLode, our wholly-owned subsidiary acquired in March 2017, since June 2014. Prior to forming MotherLode in 2013, Mr. Barteld served as CEO of LawWerx, a software company, from 2009 to 2012. Mr. Barteld earned a Juris Doctor and Masters of Business Administration from Willamette University in 1997.

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Significant Employees

Jarrett Catalani, age 48, has served as our Senior Vice President Sales since July 2017. Mr. Catalani brings 27 years of experience in the alcoholic beverage industry. Prior to joining us, from May 2016 to September 2016, Mr. Catalani served as Senior Vice President Sales for Fishbowl Spirits, a premium spirits company, owned by singer songwriter Kenny Chesney. From October 2010 to April 2016, Mr. Catalani worked at ROUST (Russian Standard Vodka), in various officer roles, including Western Divisional Vice President from October 2010 until November 2012, and Senior Vice President of Sales from November 2012 until April 2016. From 2003 to 2010, Mr. Catalani worked in various roles at DIAGEO, his last position being Reserve Brand Director, California. Mr. Catalani’s other employers include Pilsner Urquell USA, Pete’s Brewing Company, Jim Taylor Corporation and Wilhelmi Beverage. Mr. Catalani holds a B.S. in Business Management from Southern Illinois University – Carbondale. Mr. Catalani has made significant contributions to our business and we expect he will continue to do so in the future.

Kim Davis, age 49, has served as our Controller since February 8, 2018. Prior to joining the OLCC as CFO in August 2015, Davis served as VP, Finance for Pacific Crest Securities from 2006 through 2015. Pacific Crest Securities was a leading, regional, investment-banking firm, and a securities broker-dealer, focused exclusively on the technology sector, with five US offices that was acquired by KeyCorp in September 2014. From 2002 through 2006, Ms. Davis served as external reporting manager for Mentor Graphics, previously publicly traded on the NYSE, and subsequently acquired by Siemens. At Mentor Graphics, she had accountability for the consolidated financial statements of a multinational public company in accordance with GAAP and SEC regulatory rules and requirements. From 1995 through 2001, Ms. Davis was an SEC accounting manager for National Retail Properties (NYSE:NNN). Davis is a CPA with the Oregon Board of Accountancy and received her B.S., Accounting from Florida Southern College and a B.A., Business Administration from Saint Leo University.

CORPORATE GOVERNANCE

Board of Directors Leadership Structure

The Board of Directors has adopted a structure under which the chief executive officer and chairman of our Board of Directors is a separate role from our vice-chairman and lead independent director. We believe the current separation of the vice-chairman/lead independent director from the chairman/chief executive officer role allows the chief executive officer to focus his time and energy on running our business and managing our operations, while leveraging the experience and perspectives of the vice-chairman. Our chief executive officer has generally also been a member of the Board of Directors. Mr. Wickersham is the chairman as well as our chief executive officer. We believe it is important to make information and insight about us directly available to the directors in their deliberations. Our Board of Directors believes that separating the chief executive officer/chairman and vice-chairman/lead independent director roles is the appropriate leadership structure for us at this time and demonstrates our commitment to effective corporate governance.

Our chairman of the Board of Directors is responsible for the effective functioning of our Board of Directors, enhancing its efficacy by guiding Board of Directors processes and presiding at Board of Directors meetings. Our chairman presides at stockholder meetings and ensures that directors receive appropriate information from our management to fulfill their responsibilities. Our chairman also acts as a liaison between our Board of Directors and executive management, facilitating clear and open communication between management and the Board of Directors.

Board of Directors Role in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors will not have a standing risk-management committee, but rather intends to administer this oversight function directly through our Board of Directors as a whole, as well as through our various standing committees as described below, that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, and discusses with management our major risk exposures, their potential impact on us and the steps we take to manage them. While our Board is ultimately responsible for risk oversight, our standing committees and management assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. For example, our audit committee is responsible for monitoring and assessing risk exposure related to financing, accounting and investment risks.

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Director Independence

Generally, under the listing requirements and rules of NASDAQ, independent directors must comprise a majority of a listed company’s board of directors. Our Board of Directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Our Board of Directors has determined that Trent Davis, Michael Fleming, Shelly Saunders and Matthew Szot are independent within the meaning of NASDAQ listing standards. Accordingly, a majority of our directors is independent, as required under applicable NASDAQ rules. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Standing Committees and Attendance

The Board of Directors held a total of seven meetings during 2017. During 2017, each director attended all of the meetings of our Board of Directors.

In September 2016, the Board of Directors established the following standing committees: an audit committee, a compensation committee, and a nominating & corporate governance committee. The Board of Directors determined that establishing standing audit, compensation, and nominating & corporate governance committees is an important element of sound corporate governance. The audit, compensation, and nominating & corporate governance committees held six, nine and four meetings, respectively, during 2017, and each director attended all of the meetings of the committees on which he or she then served.

Audit Committee

Our audit committee oversees the engagement of our independent public accountants, reviews our audited financial statements, meets with our independent public accountants to review internal controls and reviews our financial plans. Our audit committee currently consists of Michael M. Fleming, who is the chair of the committee, Trent D. Davis and Shelly A. Saunders. Each of Messrs. Davis and Fleming and Ms. Saunders has been determined by our Board of Directors to be independent in accordance with NASDAQ and SEC standards. Our Board of Directors has also designated each of Mr. Fleming and Ms. Saunders as an “audit committee financial expert” as the term is defined under SEC regulations and has determined that each of Mr. Fleming and Ms. Saunders possesses the requisite “financial sophistication” under applicable NASDAQ rules. The audit committee operates under a written charter which is available on our website at http://www.eastsidedistilling.com/s/ESDI-Audit-Committee-Charter-Adopted-101316.pdf. Both our independent registered accounting firm and internal financial personnel will regularly meet with our audit committee and have unrestricted access to the audit committee. Each member of the audit committee is able to read and understand fundamental financial statements, including our consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows. Further, no member of the audit committee has participated in the preparation of our consolidated financial statements, or those of any of our current subsidiaries, at any time during the past three years.

Compensation Committee

Our compensation committee reviews and recommends policies, practices and procedures relating to compensation for our directors, officers and other employees and advising and consulting with our officers regarding managerial personnel and development. Our compensation committee currently consists of Trent D. Davis, who is the chair of the committee and Michael M. Fleming, each of whom has been determined by our Board of Directors to be independent in accordance with NASDAQ standards. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3, promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. The compensation committee operates under a written charter which is available on the Company’s website at http://www.eastsidedistilling.com/s/ESDI-Compensation-Committee-Charter-Adopted-101316.pdf. The compensation committee has not yet established processes and procedures for the consideration and determination of executive and director compensation, except as set forth in the compensation committee charter.

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Nominating & Corporate Governance Committee

Our nominating & corporate governance committee (“Nominating Committee”) evaluates the composition, size and governance of our Board of Directors and its committees, evaluating and recommending candidates for election to our Board of Directors, establishing a policy for considering stockholder nominees and reviewing our corporate governance principles and providing recommendations to the Board of Directors. Our Nominating Committee currently consists of Michael M. Fleming, who is the chair of the committee, and Trent D. Davis, each of whom has been determined by our Board of Directors to be independent in accordance with NASDAQ standards. The Nominating Committee operates under a written charter which is available on the Company’s website at http://www.eastsidedistilling.com/s/ESDI-Nominating-and-Corporate-Governance-Committee-Charter-Adopted-10.pdf.

Director Nomination Process

The Nominating Committee identifies director nominees by first considering those current members of the Board of Directors who are willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service, if the Nominating Committee or the Board of Directors decides not to re-nominate a member for reelection, if the Nominating Committee or the Board of Directors decided to fill a director position that is currently vacant or if the Nominating Committee or the Board of Directors decides to recommend that the size of the Board of Directors be increased, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria described above. Current members of the Board of Directors and management are polled for suggestions as to individuals meeting the Board of Directors’ criteria. Research may also be performed to identify qualified individuals. Nominees for director are selected by a majority of the members of the Board of Directors, with any current directors who may be nominees themselves abstaining from any vote relating to their own nomination. All of our directors participated in the consideration of the director nominees for election at the Annual Meeting. Although the Nominating Committee and the Board of Directors do not have a formal diversity policy, the Board of Directors instructed the Nominating Committee to consider such factors as it deems appropriate to develop a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. Factors considered by the Nominating Committee include judgment, knowledge, skill, diversity (including factors such as race, gender and experience), integrity, experience with businesses and other organizations of comparable size, including experience in the spirits industry, business, finance, administration or public service, the relevance of a candidate’s experience to our needs and experience of other board members, familiarity with national and international business matters, experience with accounting rules and practices, the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members, and the extent to which a candidate would be a desirable addition to the Board of Directors and any committees of the Board of Directors.

In addition, directors are expected to be able to exercise their best business judgment when acting on behalf of us and our stockholders, act ethically at all times and adhere to the applicable provisions of our code of business conduct and ethics. Other than consideration of the foregoing and applicable SEC and NASDAQ requirements, unless determined otherwise by the Nominating Committee, there are no stated minimum criteria, qualities or skills for director nominees. However, the Nominating Committee may also consider such other factors as it may deem are in the best interests of us and our stockholders. In addition, at least one member of the Board of Directors serving on the audit committee should meet the criteria for an “audit committee financial expert” having the requisite “financial sophistication” under applicable NASDAQ and SEC rules, and a majority of the members of the Board of Directors should meet the definition of “independent director” under applicable NASDAQ rules.

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The Nominating Committee and the Board of Directors may consider suggestions for persons to be nominated for director that are submitted by stockholders. The Nominating Committee will evaluate stockholder suggestions for director nominees in the same manner as it evaluates suggestions for director nominees made by management, then-current directors or other appropriate sources. Stockholders suggesting persons as director nominees should send information about a proposed nominee to our Secretary at our principal executive offices as referenced above at least 90 days before the anniversary of the prior year’s annual stockholder meeting. This information should be in writing and should include a signed statement by the proposed nominee that he or she is willing to serve as a director of Eastside Distilling, Inc., a description of the proposed nominee’s relationship to the stockholder and any information that the stockholder feels will fully inform the Board of Directors about the proposed nominee and his or her qualifications. The Board of Directors may request further information from the proposed nominee and the stockholder making the recommendation. In addition, a stockholder may nominate one or more persons for election as a director at our annual meeting of stockholders. Please see the section below titled “Stockholder Proposals for 2019 Annual Meeting” for important information regarding stockholder proposals, including director nominations.

Code of Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors. We will provide to any person without charge, upon request, a copy of our code of business conduct and ethics. Requests may be directed to our principal executive offices at 1001 SE Water Avenue, Suite 390, Portland, Oregon 97214. Also, a copy of our code of business conduct and ethics is available on our website. We will disclose, on our website, any amendment to, or a waiver from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the Code of Business Conduct and Ethics enumerated in applicable rules of the SEC.

2017 Director Compensation

During 2017, the Company’s Board of Directors approved the grant of non-qualified stock options under the 2016 Plan of 7,500 shares of common stock with an exercise price of $3.78 and $3.40 to each of our newly appointed directors, Messrs. Peterson and Saunders. The Company also issued restricted stock units to directors, Messrs. Davis and Fleming. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending Board of Director and any committee meetings, provided that we have the resources to pay these expenses. Currently, directors receive no other compensation for their services on our Board. The following table sets forth information regarding compensation earned by or paid to our non-employee directors during the year ended December 31, 2017.

Name	Option Awards ($)	Total ($)
Trent D. Davis (1)	$0	$7,560
Michael M. Fleming (2)	$0	$3,780
Jack Peterson (3)	$19,365	$19,365
Shelly A. Saunders (4)	$14,318	$14,318
Grover T. Wickersham	$0	$0

(1)	Represents a grant of 2,000 RSUs, valued using the stock price at the time of grant.
(2)	Represents a grant of 1,000 RSUs, valued using the stock price at the time of grant.
(3)	Represents a grant of non-qualified stock options under the 2016 Plan to purchase up to 7,500 shares of common stock at an exercise price of $3.78 per share to each of our non-employee directors as of October 13, 2016 without regards to forfeitures, computed in accordance with ASC Topic 718 – Stock Compensation (“ASC 718”).
(4)	Represents a grant of non-qualified stock options under the 2016 Plan to purchase up to 7,500 shares of common stock at an exercise price of $3.40 per share to each of our non-employee directors as of October 13, 2016 without regards to forfeitures, computed in accordance with ASC 718.

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EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid to our named executive officers for services rendered during the fiscal years ended December 31, 2017, and 2016.

	Summary Compensation Table
							All Other
Name and Position	Year	Salary		Bonus	Options		Compensation		Total ($)
Grover T. Wickersham	2017	$20,769		$50,000	$156,740	(1)	$188,350		$415,859
President, Chief Executive Officer, Director (From November 2016)	2016	$—		—	$31,500	(2)	—		$31,500

Steve Shum	2017	$135,000		$63,461	$5,095	(3)	$59,390	(4)	$262,946
Chief Financial Officer, (Since October 1, 2015)	2016	$183,942	(5)	—	$63,600	(6)	$—		$247,542

Melissa Heim	2017	$85,000		$34,297	$30,915	(7)	$57,906	(8)	$208,118
Executive V.P. Operations and Master Distiller	2016	$62,538		—	$41,610	(9)	$—		$104,148

Allen Barteld	2017	$84,731		—	$285,250	(10)	$—		369,981
President and Chief Executive Officer of MotherLode	2016	$—		$—	$—		$—		$—

Steven Earles	2017	$9,231		—	$—		$—		$9,231
President, Chief Executive Officer, Director (From October 31, 2014 to January 2017)	2016	$180,673	(11)	$—	—		$30,000	(12)	$210,673

Martin Kunkel	2017	$—		$—	—		$—		$—
Chief Marketing Officer, Secretary and Director (From January 13, 2015 to November 2016)	2016	$70,000	(13)	$—	$—		$—		$70,000

(1)	Amounts reflect the aggregate grant date fair value of the 53,333 shares of common stock underlying the stock options on two separate dates of grant ($4.80 and $3.78 per share) without regards to forfeitures, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer. The options issued vest monthly over a 3-year period.
(2)	Amounts reflect the aggregate grant date fair value of the 11,667 shares of common stock underlying the stock options on the date of grant ($5.40 per share) without regards to forfeitures, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer. The options issued vest monthly over a 6-month period.
(3)	Amounts reflect the aggregate grant date fair value of the 1,667 shares of common stock underlying the stock option on the date of grant ($4.50 per share) without regards to forfeitures, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer. The options issued vest quarterly over a 3-year period.
(4)	Amounts reflect the aggregate grant date fair value of 13,000 restricted stock units on the dates of grant ($6.00, $3.90, and $4.33 per share) without regards to forfeitures.
(5)	$48,250 was converted into Preferred stock, which was subsequently converted to common stock.
(6)	Amounts reflect the aggregate grant date fair value of the 20,000 shares of common stock underlying the stock option on the date of grant ($4.80 per share) without regards to forfeitures, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer. The options issued vest quarterly over a 3-year period.
(7)	Amounts reflect the aggregate grant date fair value of the 11,667 shares of common stock underlying the stock options on two separate dates of grant ($4.50 and $3.78 per share) without regards to forfeitures, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer. The options issued vest monthly over a 3-year period.
(8)	Amounts reflect the aggregate grant date fair value of 5,548 restricted stock units on the dates of grant ($3.78 and $4.33 per share) without regards to forfeitures.
(9)	Amounts reflect the aggregate grant date fair value of the 13,333 shares of common stock underlying the stock options on two separate dates of grant ($4.80 and $5.94 per share) without regards to forfeitures, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer. The options issued vest monthly over a 3-year period.
(10)	Amounts reflect the aggregate grant date fair value of the 83,333 shares of common stock underlying the stock option on the date of grant ($4.80 per share) without regards to forfeitures, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer. The options issued vest quarterly over a 5-year period.
(11)	$65,481 was converted into Preferred stock, which was subsequently converted to common stock.
(12)	Amounts reflect the aggregate grant date fair value of 5,406 restricted stock units on the date of grant ($1.85 per share) without regards to forfeitures.
(13)	$16,000 was converted into Preferred stock, which was subsequently converted to common stock.

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All Other Compensation

None

Grants of Plan-Based Awards

The following table sets forth information concerning the number of shares of common stock underlying restricted stock awards and stock options granted to the Named Executive Officers in the year ended December 31, 2017.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Stock Awards:		All Other Option Awards:		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (1)
					Number of Shares of Stock or Units (#)		Number of Securities Underlying Options (#)
Grover T. Wickersham	04/05/2017	04/05/2017	—	—	33,334	(3)	33,333	(2)	$4.80	$265,100

Grover T. Wickersham	09/15/2017	09/15/2017	—	—	7,500	(3)	20,000	(4)	$3.78	$79,990

Grover T. Wickersham	12/14/2017	12/14/2017	—	—	10,000	(3)	—		$4.33	$43,000

Melissa Heim	03/14/2017	03/14/2017	—	—	—		1,667	(4)	$4.50	$5,095

Melissa Heim	09/15/2017	09/15/2017	—	—	5,000	(3)	10,000	(4)	$3.78	$44,720

Melissa Heim	12/14/2017	12/14/2017	—	—	3,000	(3)	—		$4.33	$12,990

Steve Shum	03/14/2017	03/14/2017	—	—	—		1,667	(4)	$4.50	$5,095

Steve Shum	06/02/2017	06/02/2017	—	—	2,500	(3)	—		$6.00	$15,000

Steve Shum	09/01/2017	09/01/2017	—	—	2,500	(3)	—		$3.90	$9,750

Steve Shum	12/14/2017	12/14/2017	—	—	10,000	(3)	—		$4.33	$43,000

Allen Barteld	3/20/2017	3/20/2017	—	—	—		83,334	(5)	$4.50	$285,250

(1)	Represents the grant date fair value of each equity award calculated in accordance with FAS 123R.
(2)	Options vest quarterly over a 2-year period.
(3)	RSUs vested immediately.
(4)	Options vest quarterly over a 3-year period.
(5)	Options vest quarterly over a 5-year period.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth all outstanding equity awards made to each of the Named Executive Officers that are outstanding as of December 31, 2017.

		Option Awards (1)						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested
Grover T. Wickersham	10/13/2016	35,000	(1)	—		$5.40	10/13/2026	—	—

Grover T. Wickersham	04/05/2017	12,500	(2)	20,833		$4.80	04/05/2027	—	—

Grover T. Wickersham	09/15/2017	3,333	(3)	16,667		$3.78	09/15/2027	—	—

Melissa Heim	03/25/2015	417	(3)	—		$105.00	03/25/2025	—	—

Melissa Heim	09/20/2016	4,167	(3)	5,833		$4.80	09/20/2026	—	—

Melissa Heim	12/30/2016	1,111	(3)	2,222		$5.94	12/30/2016	—	—

Melissa Heim	03/14/2017	417	(3)	1,250		$4.50	03/14/2027	—	—

Melissa Heim	09/15/2017	1,667	(3)	8,333		$3.78	09/15/2027	—	—

Steven Shum	10/1/2015	14,167	(4)	—		$27.00	10/1/2020	—	—

Steven Shum	9/20/2016	8,333	(3)	11,667	(2)	$4.80	10/1/2026	—	—

Steven Shum	03/14/2017	417	(3)	1,250	(3)	$4.50	03/14/2027	—	—

Allen Barteld	03/20/2017	12,500	(5)	70,833	(3)	$4.80	03/20/2027	—	—

(1)	Options vest monthly over a 6 month period.
(2)	Options vest quarterly over 2-year period.
(3)	Options vest quarterly over 3-year period.
(4)	Options vest over a 2-year period with 25% vesting in the first year following date of grant, with no options vesting during the first 6-months and 1/24th per month and 75% vesting in the second year following date of grant (3/48th/month).
(5)	Options vest quarterly over 5-year period.

Option Exercises and Stock Vested

None.

Employment Agreements

We have agreements with certain of our named executive officers, which include provisions regarding post-termination compensation. We do not have a formal severance policy or plan applicable to our executive officers as a group. The following summaries of the employment agreements are qualified in their entirety by reference to the text of the employment agreements, as amended, which were filed as exhibits to our Form 10-K for the fiscal year ended December 31, 2017.

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Employment Agreement with Steve Shum

On October 5, 2015, we entered into an employment agreement with Mr. Shum. The agreement has an initial term ending on October 5, 2018 and provides for an annual base salary during the term of the agreement of $195,000 per year. Mr. Shum is eligible to receive an annual bonus of at the discretion of the Board of Directors. In addition, Mr. Shum received an option to purchase 42,500 shares of our common stock. This option has a five-year term and vests as described above.

The agreement also contains the following material provisions: (i) reimbursement for all reasonable travel and other out-of-pocket expenses incurred in connection with his employment; (ii) two weeks paid vacation leave; (iii) medical, dental and life insurance benefits; (iv) 36-month non-compete/non-solicitation terms; and (v) a severance payment equal to six months of base salary upon termination without cause (as defined in the agreement).

Effective November 4, 2016, the Company entered into a First Amendment to Employment Agreement (the “Shum Amendment”) with Steven Shum, the Company’s Chief Financial Officer. Under the Shum Amendment, Mr. Shum’s base salary was decreased to $135,000 per annum. In addition, Mr. Shum is entitled to quarterly bonuses based on individual and Company performance at the discretion of the Company’s Board of Directors as well as quarterly bonuses based on the achievement by the Company of certain quarterly EBITDA targets. The Company agreed to pay Mr. Shum $4,250 for accrued and unpaid salary, which shall be paid on the earlier of a qualified equity financing by the Company or six months from the effective date of the Shum Amendment. The Company also agreed to indemnify Mr. Shum to the fullest extent allowed by the Articles, the Bylaws, and applicable law, and notwithstanding Section 7.14 of the Company’s Bylaws, to the extent permitted by applicable law, the rights granted pursuant to the Shum Amendment shall apply to acts and actions occurring since October 31, 2014.

Employment Agreement with Melissa Heim

On February 27, 2015, we entered into an employment agreement with Melissa Heim to serve as Master Distiller. The agreement is for an initial term ending on February 27, 2020 and provided for an annual base salary during the term of the agreement of $40,000 per year, Ms. Heim is eligible to receive a bonus of at the discretion of the Board of Directors. In addition, Ms. Heim received an option to purchase 25,000 shares of our common stock. This option has a 5-year term and the securities issued thereunder will be vest over 2-years with 25% vesting in the first year and 75% vesting in the second year provided, however, that the options will not begin vesting until 6-months after the date of grant.

The agreement also contains the following material provisions: (i) reimbursement for all reasonable travel and other out-of-pocket expenses incurred in connection with his employment; (ii) two (2) weeks paid vacation leave; (iii) medical, dental and life insurance benefits and (iv) 36-month non-compete/non-solicitation terms.

On November 8, 2016, the Board of Directors of the Company appointed Melissa Heim as the Company’s Executive Vice President of Operations and agreed to increase her base salary to $85,000 per year. Ms. Heim will continue also to serve as the Company’s Master Distiller.

Employment Agreement with Allen Barteld

In connection with our acquisition of MotherLode, on March 8, 2017, we entered into a three-year employment agreement with Mr. Barteld. Under the terms of Mr. Barteld’s employment agreement, Mr. Barteld will be employed as the President and Chief Executive Officer of MotherLode, and will continue to serve as its manager, for a three-year term. Mr. Barteld will initially be paid an annual base salary of $85,000, subject to review from time to time by the compensation committee. Upon the earlier of December 31, 2017 or the closing of a registered public offering of our common stock that results in net proceeds to us of at least $3,000,000, Mr. Barteld’s base salary will be increased to $120,000 per year, subject to review from time to time by the compensation committee. Mr. Barteld’s employment agreement further provides that Mr. Barteld is eligible to participate in our annual bonus plan, the actual payment of which will be determined based upon a combination of our results and individual performance against applicable performance goals fixed by the compensation committee.

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In addition to salary and bonuses as summarized above, Mr. Barteld’s employment agreement provides that Mr. Barteld is eligible to participate in employee benefits plans as we may institute from time to time at the discretion of the compensation committee. Initially, at the next meeting of the compensation committee, upon recommendation of management, he will be granted 83,334 options under the 2016 Plan, which options will vest quarterly over a five-year period, at an exercise price equal to the closing price of our common stock on the date of grant.

In the event Mr. Barteld’s employment is terminated “without cause” (as defined in Mr. Barteld’s employment agreement) after his failure to take corrective action during any applicable cure period, or if he resigns for “good reason” (as defined in Mr. Barteld’s employment agreement), then he will receive, in addition to any compensation otherwise due to him, payment of his then base salary and continuation of his benefits for six months following the termination. Mr. Barteld may not resign for good reason without first providing us with written notice of the acts or omissions constituting the grounds for good reason within 90 days of the initial existence of such grounds, and a reasonable cure period of at least 30 days. If his employment is terminated voluntarily, due to death or disability or is terminated for “cause” (as defined in Mr. Barteld’s employment agreement), all vesting of equity grants and awards will immediately cease and only routine compensation provided in Mr. Barteld’s employment agreement will be due.

Any amounts payable under Mr. Barteld’s employment agreement are subject to any policy (whether currently in existence or later adopted) established by us providing for clawback or recovery of amounts that were paid to Mr. Barteld. We will make any determination for such clawback or recovery in our sole discretion and in accordance with any applicable law or regulation.

Finally, Mr. Barteld is subject to confidentiality, non-compete and non-solicitation restrictions.

Potential Payments upon Termination

Under the terms of the employment agreements for Mr. Shum and Mr. Barteld, they are each entitled to a severance payment of six (6) month’s salary at the then-applicable base salary rate in the event that we terminate their employment without cause.

The following table sets forth quantitative information with respect to potential payments to be made to Mr. Shum and Mr. Barteld upon termination without cause. The potential payments are based on the terms of Mr. Shum’s and Mr. Barteld’s employment agreements discussed above. For a more detailed description of the employment agreements for Mr. Shum and Mr. Barteld, see the “Employment Agreements” section above.

Name	Potential Payment upon Termination Without Cause (1)
Steven Shum	$67,500	(2)
Allen Barteld	$60,000	(3)

(1)	Employee entitled to six months’ severance at the then applicable base salary rate.
(2)	Based on Mr. Shum’s current annual base salary of $135,000.
(3)	Based on Mr. Barteld’s current annual base salary of $120,000.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2017 as to which the amount involved exceeds the lesser of $120,000 or one percent (1%) of the average of our total assets at year-end for the last two completed fiscal years and in which any related person has or will have a direct or indirect material interest, other than equity and other compensation, termination and other arrangements which are described above under the headings “Compensation of Directors” and “Executive Compensation.”

On June 2, 2017, Mr. Wickersham purchased 15,189 units at $3.90 per unit, with each unit consisting of one share of common stock and one three-year common stock purchase warrant exercisable at $7.50 per share (subject to adjustment), for total proceeds of $59,237 in cash.

On August 10, 2017, Mr. Wickersham and his affiliates purchased 55,555 units at $4.50 per unit, with each unit consisting of one share of common stock and one Public Warrant, for total proceeds of approximately $250,000 in cash.

On August 23, 2017, our Board appointed Jack Peterson to the Board to fill an existing vacancy on the Board effective immediately. Mr. Peterson is also the President of Sandstrom Partners. In late 2016, with the goal of increasing its brand value and accelerating sales, the Company retained Sandstrom and tasked them with reviewing the Company’s current product portfolio, as well as its new ideas, and advising it with respect to marketing, creation of brand awareness and product positioning, locally and nationally. The Company is using Sandstrom’s full range of brand development services, including research, strategy, brand identity, package design, environments, advertising as well as digital design and development. The Company paid $140,000 in cash, issued 33,334 shares of stock valued at $145,000 (at the time of issuance), and issued 42,000 warrants with an exercise price of $3.50 valued at $43,596 (using a black-scholes value at the time of issuance) to Sandstrom Partners in 2017 for services rendered by Sandstrom under its agreement with the Company. We have also issued an additional 10,025 shares valued at $40,000 (at the time of issuance) to Sandstrom in 2018.

On December 29, 2017, the Grover T. Wickersham Employees’ Profit Sharing Plan (“PSP”) purchased from us a promissory note bearing interest at the rate of 8% per annum, payable monthly, for aggregate consideration of $464,750. During the first quarter of 2018, the payee converted $379,750 of the outstanding balance of this note into the Company’s March 2018 Offering of notes with warrants, described below. The Company subsequently paid the remaining balance of $85,000 of the December 29, 2017 note in cash during April of 2018. In conjunction with the March 2018 Offering, the Payee was issued 37,975 warrants, exercisable at $5.40 per share.

On March 15, 2018, the Company completed a private offering of promissory notes and accompanying warrants in which it raised $1,250,000 in gross proceeds (the “March 2018 Offering”). Under the terms of the March 2018 Offering, the promissory notes bear interest at 8% per annum, payable monthly on the last day of the month and the entire amount of principal and any accrued and unpaid interest is due and payable on May 1, 2021. For every $100,000 in principal, the Company issued to the investor 10,000 common stock purchase warrants, for a total of 125,000 warrants. The warrants, which are identical to the warrants that were issued in the Company’s public offering that was consummated in August 2017, are exercisable through August 10, 2022, unless earlier redeemed, at an exercise price of $5.40, subject to adjustment for stock splits, reverse splits and other similar recapitalization events. The Company will have the option to redeem all or a part of the outstanding warrants at any time after the closing price of the Company’s common stock exceeds $7.65 for five consecutive trading days. In electing to redeem the warrants, the Company will provide 30 days’ notice of the redemption date, during which time the holders of outstanding warrants will have the opportunity to exercise their warrants at the exercise price then in effect. Any warrants remaining outstanding at the close of business on the 30th day of the notice period will be redeemed at a price of $0.15 per warrant, after which, the warrants will be cancelled. The new promissory notes bear interest at 8% per annum, payable monthly on the last day of the month. The entire amount of principal and any accrued and unpaid interest is due and payable on May 1, 2021.

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On December 29, 2017, the Grover T. and Jill Z. Wickersham 2000 Charitable Remainder Trust (the “Wickersham Trust”) purchased from us a promissory note bearing interest at the rate of 8% per annum, payable monthly, for aggregate consideration of $179,300. During the first quarter of 2018, the payee converted the balance into notes with warrants under the terms of the March 2018 private offering.

We believe that the foregoing transactions were in our best interests. Consistent with Section 78.140 of the Nevada Revised Statutes, it is our current policy that all transactions between us and our officers, directors and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, are approved by vote of the stockholders, or are fair to us as a corporation as of the time it is authorized, approved or ratified by the board. We will conduct an appropriate review of all related party transactions on an ongoing basis, and, where appropriate, we will utilize our audit committee for the review of potential conflicts of interest.

Executive Employment Arrangements

We have entered into employment agreements with certain of our executive officers. For more information regarding these agreements, see the section of this proxy statement captioned “Employment Agreements.”

Policies and Procedures for Transactions with Related Persons

We intend to adopt a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. All of the transactions described above were entered into prior to the adoption of such policy, but after presentation, consideration and approval by our Board of Directors.

STOCK OWNERSHIP

Security Ownership of Principal Stockholders, Directors and Management

The following table sets forth information as of April 30, 2018 as to each person or group who is known to us to be the beneficial owner of more than 5% of our outstanding voting securities and as to the security and percentage ownership of each of our named executive officers and directors and of all of our executive officers and directors as a group. As of the Record Date, we had 5,178,117 shares of common stock and no shares of series A preferred stock outstanding.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of capital stock shown as beneficially owned by the stockholder.

Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of April 30, 2018 are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

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Name and Address (1)	Number of Common Shares Beneficially Owned	Percentage Owned	Common Shares (Including Vested RSUs)	Warrants & Options
5% Stockholders:

Glenbrook Capital (2)	715,844	13.34%	526,913	188,931

Officers and Directors:

Grover Wickersham(3)	739,578	13.46%	422,031	317,547	(4)
Michael Fleming	35,085	0.67%	14,963	20,122	(5)
Trent Davis	27,418	0.53%	11,630	15,788	(6)
Steven Shum	75,195	1.44%	32,000	43,195	(11)
Melissa Heim	30,217	0.58%	14,104	16,113	(9)
Allen Barteld	107,501	2.07%	86,667	20,834	(10)
Jack Peterson	101,009	1.93%	52,759	48,250	(7)
Shelly A. Saunders	6,250	0.12%	-	6,250	(8)
Matthew Szot(12)	-	0%	-	-
	1,122,253	20.80%	634,154	488,099

(1)	Unless otherwise noted, the address is c/o Eastside Distilling, Inc., 1001 SE Water Avenue, Suite 390., Portland, Oregon 97214.
(2)	The address is 430 Cambridge Avenue, Suite #100, Palo Alto, CA 94306. Glenbrook Capital, L.P. (“Glenbrook”) is a Nevada limited partnership, the general partner of which is Glenbrook Capital Management, a Nevada corporation (“GCM”). Glenbrook is overseen by its executive officers and a board of directors consisting of four directors. Grover T. Wickersham, the corporation’s Chairman and Chief Executive Officer, is the owner of GCM. However, he does not direct the voting or disposition of the shares owned by Glenbrook. GCM disclaims beneficial ownership of the securities owned by Glenbrook Limited Partnership except to the extent of its pecuniary interest in the limited partnership.
(3)	The shares of common stock include (i) 113,315 shares held directly; (ii) 178,531 shares owned by the employee profit sharing plan of Mr. Wickersham’s company, for which he serves as trustee; (iii) 42,440 shares owned by a charitable remainder trust, for which he serves as co-trustee and a beneficiary; and (iv) 87,745 shares owned by his minor daughter’s irrevocable trust, for which he serves as trustee.
(4)	Includes (i) 261,713 shares of common stock issuable upon exercise of currently-exercisable warrants and (ii) 55,834 shares of common stock issuable upon exercise of stock options exercisable on or before June 30, 2018.
(5)	Includes (i) 9,334 shares of common stock issuable upon exercise of currently-exercisable warrants and (ii) 10,788 shares issuable upon exercise of stock options exercisable on or before June 30, 2018.
(6)	Includes (i) 5,000 shares of common stock issuable upon exercise of currently-exercisable warrants and (ii) 10,788 shares issuable upon exercise of stock options exercisable on or before June 30, 2018.
(7)	Includes (i) 9,400 shares of common stock held directly or indirectly by Mr. Peterson and (ii) 43,359 shares of common stock owned by Sandstrom Partners, of which Mr. Peterson is the current CEO; (i) 42,000 shares of common stock issuable upon exercise of currently-exercisable warrants held by Sandstrom Partners, and (ii) 6,250 shares of common stock issuable upon exercise of stock options exercisable on or before June 30, 2018.
(8)	Includes 6,250 shares issuable upon exercise of stock options exercisable on or before June 30, 2018.
(9)	Includes 16,113 shares issuable upon exercise of stock options exercisable on or before June 30, 2018.
(10)	Includes 20,834 shares issuable upon exercise of stock options exercisable on or before June 30, 2018.
(11)	Includes 43,195 shares issuable upon exercise of stock options exercisable on or before June 30, 2018.
(12)	Mr. Szot is a director nominee without any current shareholdings in the Company.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than ten percent of a registered class of our equity securities to file with the SEC reports of ownership on Form 3 and changes in ownership on Form 4 and Form 5. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish to us copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our officers, directors, and greater-than-10% beneficial owners were met during the fiscal year ended December 31, 2017.

PROPOSAL NO. 2
Advisory Vote on Executive Compensation

Our executive compensation program is intended to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. Our philosophy in setting compensation policies for executive officers is to align pay with performance, while at the same time providing competitive compensation. We believe that our compensation policies and procedures are aligned with the long-term interests of our stockholders.

As required by Section 14A of the Exchange Act, this proposal seeks a stockholder advisory vote on the approval of compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:

“RESOLVED, that the stockholders approve the compensation of Eastside Distilling, Inc.’s executives, as disclosed in the compensation tables, and the related disclosure contained in the proxy statement.”

Our Board of Directors urges you to endorse the compensation program for our executive officers by voting FOR the above resolution. The Compensation Committee of the Board of Directors believes that the executive compensation for 2017 was reasonable, appropriate and justified by the company’s performance.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR approval of our executive compensation program as DISCLOSED in thIS proxy statement. Unless otherwise instructed, the persons named as proxies intend to vote all proxies received for approval of our executive compensation program.

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PROPOSAL NO. 3
Advisory Vote on the Frequency of Advisory Approval of
the Compensation of our Named Executive Officers

We are asking stockholders to vote, in an advisory manner, on how frequently they would like to cast an advisory vote on the compensation of our named executive officers, such as Proposal No. 2 immediately above. This advisory vote on frequency is required pursuant to Section 14A of the Exchange Act. By voting on this Proposal No. 3, stockholders may indicate whether they would prefer holding an advisory vote on executive compensation every one, two or three years. Stockholders who have no preference may also abstain from voting.

The appropriate frequency of an advisory vote on executive compensation is the subject of diverging opinions and views, and we believe there is reasonable basis for each of the three options. Less frequency would encourage a more long-term, rather than short-term, analysis of our executive compensation programs and would avoid the burden that annual votes would impose on stockholders required to evaluate the compensation programs of a large number of companies each year. On the other hand, greater frequency provides stockholders the opportunity to react promptly to emerging trends in compensation and gives the Board of Directors and the Compensation Committee the opportunity to evaluate individual compensation decisions and compensation program changes each year in light of the timely feedback from stockholders.

After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for Eastside at this time. We understand that our stockholders may have different views as to what is the best approach for Eastside and we look forward to hearing from you on this proposal.

Although the stockholders’ vote is advisory and is not binding on the Board of Directors, the Board of Directors will take into account the outcome of the vote when considering how frequently to hold “say-on-pay” votes. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board of Directors may in the future decide to alter the frequency of advisory votes and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs. As required by the law as currently in effect, the Board of Directors will put the frequency issue before the stockholders for a new advisory vote at least once every six years.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS SELECT “ONE YEAR” AS THE FREQUENCY FOR SAY-ON-PAY VOTES. Unless otherwise instructed, the persons named as proxies intend to vote all proxies FOR THE “ONE YEAR” OPTION.

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PROPOSAL NO. 4
RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected M&K CPAS, PLLC (“M&K”) as our independent registered public accounting firm for the year ending December 31, 2018. M&K began serving as our independent auditor as of October 6, 2017. Services provided to us by M&K in 2017 are described under the heading “Principal Accountant Fees and Services” below.

Our Board of Directors is asking our stockholders to ratify the selection of M&K as our independent registered public accounting firm.

Representatives of M&K plan to attend the annual meeting of stockholders, will have the opportunity to make a statement if they desire to do so, and will respond to appropriate questions by stockholders.

Audit Fees

M&K billed us $29,065 in fees for our 2017 annual audit and $6,000 in fees for the review of our quarterly financial statements in 2017. Our former accounting firm, BPM LLP (“BPM”), billed us $24,000 in fees for our 2017 quarterly financial statements, $60,000 in fees for our 2016 annual audit and $37,800 in fees for the review of our quarterly financial statements in 2016.

Audit Related Fees

We paid fees to BPM for assurance and related services of $26,400 and $0 related to other SEC filings in 2017 and 2016, respectively.

Tax Fees

For the years ended each of December 31, 2017 and 2016, the aggregate fees billed for tax compliance, by BPM LLP and M&K were $0.

All Other Fees

For the fiscal years ended each of December 31, 2017 and 2016, the aggregate fees billed for other products or services by M&K and BPM were $0. M&K and BPM did not provide or conduct any other products or services during those periods.

Pre-Approval Policies and Procedures

We have implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, our audit committee pre-approves all services to be provided by our independent registered public accounting firm and the estimated fees related to these services.

All audit, audit related, and tax services were pre-approved by the audit committee, which concluded that the provision of such services by our independent registered public accounting firm was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Our pre-approval policies and procedures provide for the audit committee’s pre-approval of specifically described audit, audit-related, and tax services on an annual basis, but individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policies and procedures also require specific approval by the audit committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policies and procedures authorize the audit committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

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Audit Committee Report

In connection with our financial statements for the fiscal year ended December 31, 2017, the Audit Committee has:

● Reviewed and discussed the audited financial statements with management;

● Discussed with our independent registered public accounting firm the matters required to be discussed by applicable auditing standards; and

● Received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based upon these reviews and discussions, the Audit Committee approved our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC.

Submitted by the Audit Committee:

Michael M. Fleming (Chair)
Trent D. Davis
Shelly A. Saunders

Prior Auditor

On October 6, 2017, the Board of Directors, upon the recommendation of the audit committee, approved the dismissal of BPM as our independent registered public accounting firm.

The reports of BPM on our consolidated financial statements for the fiscal years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2016 and 2015 and any subsequent interim period through June 30, 2017, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with BPM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BPM, would have caused BPM to make reference thereto in its reports on the consolidated financial statements for such fiscal years. During the fiscal years ended December 31, 2016 and 2015 and any subsequent interim period through June 30, 2017, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

We previously provided BPM with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K and requested that BPM furnish us with a copy of its letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not BPM agrees with the statements related to them made by us in our Current Report on Form 8-K, filed with the SEC on October 10, 2017, related to these matters. A copy of BPM’s letter to the SEC, dated October 6, 2017, is attached as Exhibit 16.1 to such Current Report on Form 8-K.

Vote Required

The ratification of the appointment of M&K CPAS, PLLC as our independent registered public accounting firm requires that the votes cast in favor of the proposal exceed the votes cast against the proposal.

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THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
FOR RATIFICATION OF THE APPOINTMENT OF M&K CPAS, PLLC
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
THE FISCAL YEAR ENDING DECEMBER 31, 2018.

OTHER MATTERS

Stockholder Communications with the Board of Directors and Board Attendance at Annual Stockholder Meetings

Our stockholders may, at any time, communicate in writing with any member or group of members of the Board of Directors by sending such written communication to the attention of our Secretary by regular mail to our principal executive offices.

Copies of written communications received by our Secretary will be provided to the relevant director(s) unless such communications are considered, in the reasonable judgment of our Secretary, to be improper for submission to the intended recipient(s). Examples of stockholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to us or our business, or communications that relate to improper or irrelevant topics.

The Chairman of the Board of Directors is expected to make all reasonable efforts to attend our annual stockholder meeting in person. If the Chairman is unable to attend an annual stockholder meeting for any reason, at least one other member of the Board of Directors is expected to attend in person. Other members of the Board of Directors are expected to attend our annual stockholder meeting in person if reasonably possible. The Company held its 2017 annual meeting on December 8, 2017.

Proxy Materials Delivered to a Shared Address

Stockholders who have the same mailing address and last name may have received a notice that your household will receive only one proxy statement. This practice, commonly referred to as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice, from us or from your bank, broker or other registered holder, that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. A number of banks, brokers and other registered holders with account holders who are our stockholders household our proxy materials. If you hold your shares in street name, and no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or currently receive multiple copies of the proxy materials and would like to request householding, please notify your bank, broker or other registered holder. If you are a holder of record, and no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or currently receive multiple copies of the proxy materials and would like to request householding, please notify us in writing at 1001 SE Water Avenue, Suite 390, Portland, Oregon 97214, or by telephone at (971) 888-4264. Any stockholder residing at a shared address to which a single copy of the proxy materials was delivered who wishes to receive a separate copy of our proxy statement may obtain a copy by written request addressed to 1001 SE Water Avenue, Suite 390, Portland, Oregon 97214, attention: Secretary. We will deliver a separate copy of our proxy statement to any stockholder who so requests in writing promptly following our receipt of such request.

Stockholder Proposals for 2019 Annual Meeting

Stockholder proposals may be included in our proxy statement and form of proxy for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. We currently anticipate holding our 2019 annual meeting of stockholders in June 2019, although the Board may decide to schedule the meeting for a different date. For a stockholder proposal to be considered pursuant to Rule 14a-8 for inclusion in our proxy statement and form of proxy for the annual meeting to be held in 2019, we must receive the proposal at our principal executive offices, addressed to our Secretary, no later than January 8, 2019. Any proposals received after such date will be considered untimely. Submitting a stockholder proposal does not guarantee that it will be included in our proxy statement and form of proxy.

In addition, a stockholder proposal that is not intended for inclusion in our proxy statement and form of proxy under Rule 14a-8 (including director nominations) shall be considered “timely” as calculated in accordance with Rule 14a-4(c) under the Exchange Act, and may be brought before the 2019 annual meeting of stockholders provided that we receive information and notice of the proposal addressed to our Secretary at our principal executive offices, no later than March 23, 2019.

We strongly encourage any stockholder interested in submitting a proposal to contact our Secretary in advance of these deadlines to discuss any proposal he or she is considering, and stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. All notices of stockholder proposals, whether or not intended to be included in our proxy materials, should be in writing and sent to our principal executive offices, located at: Eastside Distilling, Inc., 1001 SE Water Avenue, Suite 390, Portland, Oregon 97214, Attention: Secretary.

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